Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Lightstone Value Plus Real Estate Investment Trust, Inc.

We hereby consent to the use in this Post Effective Amendment No. 5 to the Registration Statement on Form S-11 (No. 333-117367) of Lightstone Value Plus Real Estate Investment Trust, Inc. of our report dated March 17, 2006, relating to the consolidated financial statements of Lightstone Value Plus Real Estate Investment Trust, Inc., which appear in such Registration Statement, We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
April 21, 2006